UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 10, 2010

PARKE BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-51338	65-1241959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Delsea Drive, Washington Township, New Jersey	08080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 256-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

PARKE BANCORP, INC.

INFORMATION TO BE INCLUDED IN REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On March 10, 2010, the Registrant announced the appointment of Elizabeth Milavsky, age 56, to Chief Operating Officer and John Hawkins, age 55, to Chief Financial Officer.

Ms. Milavsky joined Parke Bank (the “Bank”), a wholly owned subsidiary of the Registrant, in 2004 as Senior Vice President, responsible for retail branch administration, human resources and compliance. She was promoted to Executive Vice President in 2008. She was previously Senior Vice President of Operations for Roxborough Manayunk Bank in Philadelphia, a position she held for over 20 years.

Mr. Hawkins joined the Bank in 2008 as Controller. Since October of 2009 he has been serving the Bank as Interim Chief Financial Officer. Prior to joining the Bank, he was Controller for Susquehanna Bank DV, headquartered in Camden New Jersey from 2006 to 2008. Mr. Hawkins was Senior Vice President/Investment Officer at Minotola National Bank from 1993 to 2006. Mr. Hawkins has over 20 years experience in banking with a career focus on asset and liability management, planning, analytics and financial reporting.

Section 9 – Financial Statements and Exhibits

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 99 – Press Release, dated March 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PARKE BANCORP, INC.
Date: March 10, 2010	By:	/s/ Vito S. Pantilione
Vito S. Pantilione President and Chief Executive Officer (Duly Authorized Representative)